Exhibit 99.1

VIROPHARMA INCORPORATED Contacts:

Will Roberts (Media)
Corporate Communications
Phone (610) 321-6288

Robert A. Doody Jr. (Investors)
Investor Relations
Phone (610) 321-6290

VIROPHARMA PROVIDES 2013 OUTLOOK

-  Provides 2013 Annual Net Sales Guidance of Up to $475 Million -

Exton, PA, January 7, 2013 — ViroPharma Incorporated (Nasdaq: VPHM) today announced that Vincent Milano, president and chief executive officer of ViroPharma, will provide an overview of the company’s business, including additional maribavir clinical trial data, during the 31st Annual J.P. Morgan Healthcare Conference.  The presentation will be webcast live at 6:30 P.M. ET (3:30 P.M. PT) on Tuesday, January 8, 2013 and may be accessed via the company’s website at www.viropharma.com. The conference is being held at the Westin St. Francis Hotel in San Francisco. The company expects to release full-year 2012 financial results later in the first quarter of 2013.

“2012 represented a new beginning for ViroPharma.  We believe our execution and achievements throughout the global organization during the year position the company very well for not only success in 2013, but also provides the opportunity for tremendous growth for our shareholders in the years ahead,” stated Milano.  “ViroPharma has moved beyond Vancocin® (vancomycin hydrochloride capsules, USP) and now has a geographically diverse commercial portfolio and a robust, maturing development pipeline.  The continued success of Cinryze® (C1 esterase inhibitor [human]), with unaudited 2012 U.S. net sales of approximately $321 million, driven by over 900 active patients on prophylactic therapy led the way.  The commercial launches of Cinryze, Buccolam® (midazolam, oromucosal solution) and Plenadren® (hydrocortisone, modified release tablet) in Europe are also beginning to gain traction, and we believe that these products will ultimately become strong contributors to our overall growth in the years ahead.”

Milano continued, “As we advance through 2013, we believe that our progress will clearly show ViroPharma to be well along the path that we laid out in our analyst day event this past September. The financial guidance we are providing this morning reflects strong enthusiasm for our products from our patients and their caregivers.  We expect 2013 will also be a significant year in the advancement of our development programs.  Success in 2013 could position us to be entering into phase 3 development of several products in 2014.  As always, our global team embraces the challenges in front of us and is poised to continue executing on our long term plans which are designed to ultimately drive tremendous growth for our shareholders.”

As a reminder to our shareholders, the 2012 Cinryze net sales estimate of approximately $321 million is an unaudited amount, of which approximately $311 to $312 million represents actual patient demand and the remainder represents increase in channel inventories.  The company also anticipates that the remaining channel inventory increase to complete return to normalized levels will occur in the first quarter of 2013.

Looking ahead in 2013

ViroPharma is providing guidance for the year 2013 as a convenience to investors.  The following guidance provided by ViroPharma are projections, based upon numerous assumptions, all of which are subject to certain risks and uncertainties.  For a discussion of the risks and uncertainties associated with these forward looking statements, please see the Disclosure Notice below.

For the year 2013, ViroPharma expects the following:

•                  Worldwide net product sales are expected to be $450 to $475 million;

•                  Net North American Cinryze sales are expected to be $390 to $400 million; and

•                  Research and development (R&D) and selling, general and administrative (SG&A) expenses are expected to be $240 to $260 million.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options.  ViroPharma is developing a portfolio of therapeutics for rare and Orphan diseases including C1 esterase inhibitor deficiency, Friedreich’s Ataxia, and adrenal insufficiency, cytomegalovirus (CMV); and recurrent C. difficile infection (CDI).  Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve.  ViroPharma’s commercial products address diseases including hereditary angioedema (HAE), seizures, adrenal insufficiency and C. difficile-associated diarrhea (CDAD); for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s web site, www.viropharma.com. The company encourages investors to consult these sections, and the risk factors included in our periodic filings with the Securities and Exchange Commission for more information on ViroPharma and our business.

Disclosure Notice

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events. Forward looking statements in this press release include our financial guidance for 2013, our ability to successfully execute our business plans and if successful, to provide the opportunity for growth for our shareholders in the years ahead, the rate of future growth, the rate at which we are able to identify new Cinryze patients in the United States, our ability to continue to successfully commercialize our products in the United States and Europe, our ability to conduct additional clinical studies in the timeframes we anticipate, whether the results of such clinical studies will support additional studies, and the timing of channel inventory fluctuations.

Our actual results may vary depending on a variety of factors, including:

•        our ability to continue to identify Cinryze patients in the United States and Europe at the rate we anticipate and the total number of potential Cinryze patients in the United States and Europe;

•        the size of the market, future growth potential and market share for Cinryze in the United States, Europe and other territories;

•        the size of the market, future growth potential and market share for Cinryze, Buccolam and Plenadren in Europe;

•        the availability of sufficient third party or governmental payer reimbursement for each of our products in the United States and Europe;

•        fluctuations in wholesaler order patterns and inventory levels;

•        competition from the approval of products which are currently marketed for other indications by other companies or new pharmaceuticals and technological advances to treat the conditions addressed by Cinryze, Vancocin, Buccolam and Plenadren;

•        changes in prescribing or procedural practices of physicians, including off-label prescribing of products competitive with Vancocin, Cinryze, Buccolam and Plenadren;

•        manufacturing, supply or distribution interruptions, including but not limited to our ability to acquire adequate supplies of Cinryze and our other products in order to meet demand for each product;

•        our ability to receive regulatory approval for the use of Cinryze for additional indications and routes of administration and in additional territories in the timeframes we anticipate or at all;

•        the impact of changes to U.S. or E.U. healthcare legislation or reimbursement practices;

•        actions by the FDA and EMA or other government regulatory agencies;

•        the timing and results of anticipated events in our clinical development programs including studies with Cinryze subcutaneous formulation, Cinryze for antibody mediated rejection, maribavir for treatment of CMV infections in transplant recipients, as well as VP20621 for recurrence of C. difficile; and,

•        the timing and nature of potential business development activities related to our efforts to expand our current portfolio through in-licensing or other means of acquiring products in clinical development or marketed products.

There can be no assurance that we will conduct additional studies or that we will be successful in gaining regulatory approval of Cinryze for additional indications, routes of administration or in additional territories.  The entry of competing generic products following FDA approval in April 2012 has and will continue to significantly affect our sales of Vancocin and our financial performance.  Biologics such as Cinryze require processing steps that are more difficult than those required for most chemical pharmaceuticals, and as a result, Sanquin, our manufacturer of Cinryze has received observations on Form 483 which require us to continue to meet commitments made to the FDA related to various manufacturing issues. In the event Sanquin fails to meet these commitments, the FDA may take actions that limit our ability to manufacture Cinryze. In the event Sanquin is not able to manufacture the anticipated volume of product at the industrial scale as a result of either FDA requirements, batch failures, variability in batch yields, required maintenance or other causes, we may not be able to satisfy patient demand or build safety stock.  Our inability to obtain adequate product supplies to satisfy our patient demand may create opportunities for our competitors and we will suffer a loss of potential future revenues. These factors, and other factors, including, but not limited to those described in ViroPharma’s Annual report on Form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012 could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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